Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the financial statements of the sub-accounts that comprise the Ohio National Variable Account A, and the related notes (collectively, the financial statements), incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information that was previously filed under SEC File No. 333-156432 and is incorporated by reference herein.

/s/ KPMG LLP

Cincinnati, Ohio

October 14, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2022, with respect to the statutory financial statements and financial statement schedules I, III, IV, and V of The Ohio National Life Insurance Company, incorporated herein, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information that was previously filed under SEC File No. 333-156432 and is incorporated by reference herein.

/s/ KPMG LLP
Cincinnati, Ohio
October 14, 2022